Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 20, 2019 relating to the consolidated financial statements of Textmunication Holdings, Inc., which appears in its annual report on Form 10-K/A for the year ended December 31, 2018.

/s/ Boyle CPA, LLC

Bayville, New Jersey
June 26, 2019

361 Hopedale Drive SE	P (732) 822-4427
Bayville, NJ 08721	F (732) 510-0665